Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 28, 2013, is entered into by and among Pacific Ethanol, Inc., a Delaware corporation with offices located at 400 Capitol Mall, Suite 2060, Sacramento, CA 95814 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. The Company and each Buyer desire to enter into this transaction to purchase the Notes (as defined below) set forth herein pursuant to a currently effective shelf registration statement on Form S-3, which has sufficient availability for the issuance of securities of the Company (Registration Number 333-180731) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B. The Company has authorized the issuance of one or more series of senior subordinated convertible debentures, in the form attached hereto to the applicable Supplemental Indenture (as defined below)(the “Notes”), which Notes shall be convertible into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) (as converted, collectively, together with any shares of Common Stock issuable as interest or otherwise pursuant to such Notes, the “Conversion Shares”) in accordance with, and issued pursuant to and by, the provisions of an Indenture dated as of the Series A Closing Date (as defined below), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), in substantially the form attached hereto as Exhibit A-1 (as amended and/or supplemented from time to time, including, without limitation, by any Supplemental Indenture (as defined below), the “Indenture”).

C. Each Buyer wishes to purchase, and the Company wishes to sell at the Series A Closing (as defined below), upon the terms and conditions stated in this Agreement, (a) a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall not exceed $6 million (each, an “Series A Note”, and collectively, the “Series A Notes”)(as converted, collectively, the “Series A Conversion Shares”) issued pursuant to one or more supplemental indentures substantially in the form attached hereto as Exhibit A-2 (each, a “Series A Supplemental Indenture”), (b) a warrant to acquire up to that aggregate number of additional shares of Common Stock set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers, in the form attached hereto as Exhibit B-1 (the “Series A Warrants”) (as exercised, collectively, the “Series A Warrant Shares”) and (c) a warrant to acquire up to that aggregate number of additional shares of Common Stock set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers, in the form attached hereto as Exhibit B-2 (the “Series B Warrants”, and together with the Series A Warrants, the “Warrants”) (as exercised, collectively, the “Series B Warrant Shares”, and together with the Series A Warrant Shares, the “Warrant Shares”).

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D. Subject to the terms and conditions set forth in this Agreement, the Company may require each Buyer to participate in the Series B Closing (as defined below) for the purchase by such Buyer, and the sale by the Company, of a Note in an original principal amount of set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall not exceed $8 million) (each an “Series B Note”, and collectively, the "Series B Notes")(as converted, collectively, the "Series B Conversion Shares" and, collectively with the Series A Conversion Shares, the "Conversion Shares") issued pursuant to one or more supplemental indentures substantially in the form attached hereto as Exhibit A-3 (each, a “Series B Supplemental Indenture”, and together with the Series A Supplemental Indentures, the “Supplemental Indentures”).

E. The Notes are entitled to interest, amortization payments and certain other amounts, which, at the option of the Company and subject to certain conditions, may be paid in shares of Common Stock (the "Interest Shares") or in cash.

G. The Notes, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES AND WARRANTS.

(a)                Notes and Warrants.

(i)                 Series A Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Series A Closing Date (as defined below), a Series A Note in the original principal amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers along with (x) a Series A Warrant to acquire up to that aggregate number of Series A Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers and (y) a Series B Warrant to acquire up to that aggregate number of Series B Warrant Shares as is set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers (the “Series A Closing”).

(ii)               Series B Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(b)(ii), 6(b) and 7(b) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Series B Closing Date (as defined below), a Series B Note in the original principal amount as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (the “Series B Closing”).

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(b)               Closings. The Series A Closing and the Series B Closing are each referred to in this Agreement as a “Closing”. Each Closing shall occur at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, NY 10166.

(i)                 Series A Closing. The date and time of the Series A Closing (the “Series A Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day (as defined below) on which the conditions to the Series A Closing set forth in Sections 6(a) and 7(a) below are satisfied or waived (or such later date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(ii)               Series B Closing.

(1)               Series B Closing Date. Subject to the satisfaction (or waiver) of the conditions set forth in this Section 1(b)(ii) and Sections 6(b) and 7(b) below, the date and time of the Series B Closing shall be 10:00 a.m., New York time on the third (3rd) Trading Day after the Stockholder Approval Date (as defined below) (or such later date as is mutually agreed to by the Company and each Buyer) (the “Series B Closing Date,” and the Series A Closing Date and the Series B Closing Date, each, a "Closing Date”). Notwithstanding anything herein to the contrary, if the Series B Closing Date has not occurred by July 1, 2013 (or such later date as mutually agreed upon by the Company and each Buyer) (the “Series B Closing Expiration Date”), no Series B Closing shall occur hereunder.

(2)               Series B Closing Mechanics. Subject to the satisfaction (or waiver) of the conditions to closing set forth in this Section 1(b)(ii) and Sections 6(b) and 7(b) below, on the Stockholder Approval Date, the Company shall deliver a written notice (the “Series B Closing Notice”, and the date thereof the “Series B Closing Notice Date”) to the Buyers, executed by the chief executive officer or chief financial officer of the Company, (x) certifying that (I) the Stockholder Approval Date has occurred, (II) no Equity Conditions Failure (as defined in the Series A Notes) exists (or detailing any such Equity Conditions Failure and specifying that no Series B Closing shall occur unless the Buyers waiver such Equity Conditions Failure) and (III) both the Series B Closing Volume Condition (as defined below) and the Series B Closing Price Condition (as defined below) have been satisfied (or detailing any failure to satisfy such conditions and specifying that no Series B Closing shall occur unless the Buyers waivers such failure), in each case, as of the Series B Closing Notice Date (the “Series B Notice Conditions”), (y) confirming the Series B Note Amount to be purchased by such Buyer and the proposed Series B Closing Date and (z) attaching the draft Series B Supplemental Indenture and Prospectus Supplement (as defined below) with respect thereto. The Series B Closing Notice shall be irrevocable. If the Company fails to deliver a Series B Closing Notice to each Buyer on the Stockholder Approval Date, the Company shall be deemed to have delivered a Series B Closing Notice on the Stockholder Approval Date and certified that Series B Notice Conditions have been satisfied. For the avoidance of doubt, the Buyers shall not be required to consummate any Series B Closing if on the Series B Closing Date the Stockholder Approval has not been obtained, there is an Equity Conditions Failure (as defined in the Series A Notes) or if either the Series B Closing Volume Condition (as defined below) or the Series B Closing Price Condition (as defined below) has not been satisfied in full on the Series B Closing Date.

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(c)               Purchase Price. The aggregate purchase price for the Series A Notes to be purchased by each Buyer (the “Series A Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers. The aggregate purchase price for the Series B Notes to be purchased by each Buyer (the “Series B Purchase Price”, and together with the Series A Purchase Price, each, a “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (8) on the Schedule of Buyers. The Buyers and the Company agree that for purposes of applying Section 305 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will apply Section 1273(c)(2) of the Code as if the Notes and the Warrants constitute an "investment unit" for purposes of Section 1273(c)(2) of the Code. The parties agree that the Purchase Price shall be allocated between each Note and Warrant in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) as mutually agreed to by the parties, and none of the parties shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d)              Form of Payment.

(i)                 On the Series A Closing Date, (A) each Buyer shall pay its respective Series A Purchase Price (less any amounts permitted to be withheld by such Buyer pursuant to Section 4(j)) to the Company for the Series A Notes to be issued and sold to such Buyer at the Series A Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (B) the Company shall deliver to each Buyer (x) a Series A Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, (y) a Series A Warrant pursuant to which such Buyer shall have the right to acquire up to such aggregate number of Series A Warrant Shares as is set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers and (z) a Series B Warrant pursuant to which such Buyer shall have the right to acquire up to that aggregate number of Series B Warrant Shares as is set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers, in each case, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(ii)               On the Series B Closing Date, (A) each Buyer shall pay the Series B Purchase Price (less any amounts permitted to be withheld by such Buyer pursuant to Section 4(j)) to the Company for the Series B Notes to be issued and sold to such Buyer at the Series B Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (B) the Company shall deliver to each Buyer a Series B Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

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(e)               Rank. Each Buyer acknowledges that the Series A Notes and the Series B Notes shall rank pari passu with each other.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of each Closing Date:

(a)                Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)               Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)                No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d)               Certain Trading Activities. Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that such Buyer was first contacted by the Placement Agent (as defined below) regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act (as defined below) (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock). Such Buyer is aware that Short Sales and other hedging activities may be subject to applicable federal and state securities laws, rules and regulations and such Buyer acknowledges that the responsibility of compliance with any such federal or state securities laws, rules and regulations is solely the responsibility of such Buyer.

(e)                Receipt of Prospectus Supplements. Such Buyer acknowledges receipt of the Company’s Prospectus Supplements relating to the offering of the Securities, which Prospectus Supplements are required to be delivered to such Buyer pursuant to Section 4(c) below. Such Buyer acknowledges that it has had an opportunity to review the Prospectus Supplements prior to committing to purchase any of the Securities. Such Buyer represents and warrants to the Placement Agent that, in connection with the offering of the Securities, it has not received any Free Writing Prospectus, as defined in Rule 405 under the 1933 Act, and in making its decision to purchase the Securities has relied solely upon the Company’s disclosure in the Prospectus Supplements and the documents incorporated therein by reference.

(f)               Independent Negotiation of Transaction. Such Buyer understands that nothing in this Agreement, the Prospectus Supplements or any other materials presented to such Buyer in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice from the Placement Agent. Such Buyer is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities. Such Buyer has independently negotiated and entered into this Agreement and the transactions contemplated hereby and has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Buyer confirms that it is not relying on any representation, warranty or other statement made by the Placement Agent.

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(g)                FINRA. Such Buyer represents that (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not a FINRA member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (iii) neither such Buyer nor any group of investors (as identified in a public filing made with the Commission) of which such Buyer is a part in connection with the offering of the Securities acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

(h)               Reliance. Such Buyer acknowledges and agrees that the Placement Agent shall be a third party beneficiary of the representations and warranties contained in this Section 2 and that the Placement Agent shall be entitled to rely on such representations and warranties as of such Buyer made such representations and warranties directly to the Placement Agent.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of each Closing Date:

(a)                Organization and Qualification. Each of the Company and its Restricted Subsidiaries (as defined in the Notes) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Restricted Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Restricted Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (as defined below). Other than its Restricted Subsidiaries and Excluded Subsidiaries, there is no Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

(b)               Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation and subject to the provisions contained in Section 2(c) above, the issuance of the Notes and issuance of the Conversion Shares issuable upon conversion of the Notes and the reservation for issuance and issuance any Interest Shares issuable pursuant to the terms of the Notes, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors or other governing body and (other than (i) obtaining the approval of the Company’s stockholders to increase the number of shares of authorized Common Stock (and making any filings with the Principal Market (as defined below), the SEC and the Delaware Secretary of State that are required in connection therewith), (ii) obtaining the approval of the Company's stockholders pursuant to NASDAQ Listing Rule 5635(d) to issue more than 28,920,013 shares of our common stock upon exercise, conversion or otherwise of the Securities (and making any filings with the SEC that are required in connection therewith) and (iii) the filing with the SEC of (A) prospectus supplements in connection with the Series A Closing as required by the Registration Statement pursuant to Rule 424(b) under the 1933 Act (each, a “Prospectus Supplement”, and collectively, the “Prospectus Supplements”) supplementing the base prospectus forming part of the Registration Statement (the “Prospectus”), and the Indenture (and/or any amendment or supplement thereto), (B) a registration statement on Form S-1 or Form S-3 with respect to the issuance of the Series A Warrant Shares prior to the date the Series A Warrants become exercisable (and any other filings as may be required by any state securities agencies in connection therewith) and (C) a registration statement on Form S-1 or From S-3 with respect to the issuance of the Series B Warrant Shares prior to the date the Series B Warrants become exercisable (and any other filings as may be required by any state securities agencies in connection therewith) and any other filings as may be required by any state securities agencies), no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been, and the other Transaction Documents to be delivered on or prior to the applicable Closing will be prior to such Closing, duly executed and delivered by the Company, and upon such execution will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Indenture, the Supplemental Indentures, the Warrants, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

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(c)                Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issuance thereof. The Company shall have reserved from its duly authorized capital stock (x) as of the Series A Closing Date, not less than 30,000,000 shares of Common Stock for issuance as Conversion Shares or Interest Shares pursuant to the terms of the Series A Notes and (y) if applicable, as of the Series B Closing Date, the sum of (i) 125% of the maximum number of Conversion Shares issuable upon conversion of the Notes (determined without taking into account any limitations on the conversion of the Notes set forth therein and assuming that the Notes are convertible at the Series A Conversion Price (as defined in the Series A Notes) or Series B Conversion Price (as defined in the Series B Notes), as applicable, and all Series B Notes issuable hereunder have been issued) and (ii) 125% of the maximum number of Interest Shares issuable pursuant to the terms of the Notes from the Series A Closing Date through the maturity date of the Series A Notes (determined without taking into account any limitations on the conversion of the Notes set forth therein and assuming that all Series B Notes issuable hereunder have been issued) and (iii) the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). Upon issuance or conversion in accordance with the Notes and the Indenture or exercise in accordance with the Warrants (as the case may be), the Conversion Shares, the Interest Shares and the Warrant Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares) has been registered under the 1933 Act, the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares) are being issued pursuant to the Registration Statement and all of the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares) are freely transferable and freely tradable by each of the Buyers without restriction. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares) hereunder and as contemplated by the other Transaction Documents. Upon receipt of the Securities, each of the Buyers will have good and marketable title to the Securities. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder and all other applicable laws and regulations. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the 1933 Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto (including, without limitation the Prospectus Supplement), at the time the Prospectus or any amendment or supplement thereto was issued and at such Closing Date, complied, and will comply, in all material respects with the requirements of the 1933 Act and did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company meets all of the requirements for the use of Form S-3 under the 1933 Act for the offering and sale of the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares) contemplated by this Agreement and the other Transaction Documents, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the 1933 Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act.

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(d)               No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company and its Restricted Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, the Conversion Shares, the Interest Shares and the Warrant Shares and the reservation for issuance of the Conversion Shares, the Interest Shares and the Warrant Shares as contemplated under Section 2(c) above) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Restricted Subsidiaries, any capital stock of the Company or any of its Restricted Subsidiaries or Bylaws (as defined below) of the Company or any of its Restricted Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Restricted Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Restricted Subsidiaries or by which any property or asset of the Company or any of its Restricted Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e)                Consents. Neither the Company nor any Restricted Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of the Prospectus Supplement, the Indenture (and/or any amendment or supplement thereto) and the 8-K Filings and any other filings as may be required by any state securities agencies), any Governmental Entity or other self-regulatory organization or body or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof, except for (i) the consent of the holders of the Company’s Senior Unsecured Notes issued on January 11, 2013 and the waiver of notice provisions applicable to participation rights available under the Securities Purchase Agreement dated December 8, 2011, which consent and waiver will be obtained prior to Closing, (ii) the filing of a registration statement on Form S-1 or Form S-3 with the SEC with respect to the resale of shares of Common Stock issuable upon exercise of warrants held by the holders of the Company’s Senior Unsecured Notes and in payment of interest under the Senior Unsecured Notes (the "Senior Unsecured Notes Registration Statement"), (iii) the filing of a notification form with the Principal Market, (iv) the approval of the Company's stockholders to increase the number of shares of authorized Common Stock (and making any filings with the Principal Market, the SEC and the Delaware Secretary of State that are required in connection therewith) and (v) the approval of the Company's stockholders pursuant to NASDAQ Listing Rule 5635(d) to issue more than 28,920,013 shares of our common stock upon exercise, conversion or otherwise of the Securities (and making any filings with the SEC that are required in connection therewith). All consents, authorizations, orders, filings and registrations which the Company or any Restricted Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to such Closing Date (other than the filing of the Senior Unsecured Notes Registration Statement and obtaining the approval of the company’s stockholders as described in subsection (ii), (iv) and (v) above), and neither the Company nor any of its Restricted Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Restricted Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market (other than the minimum bid price per share of $1.00) and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. As used herein, “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

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(f)                Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Restricted Subsidiaries, (ii) to its knowledge, an “affiliate” (as defined in Rule 144) of the Company or any of its Restricted Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Restricted Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g)               Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, the sale of the Securities. Other than Lazard Capital Markets LLC (the “Placement Agent”), neither the Company nor any of its Restricted Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)               No Integrated Offering. None of the Company, its Restricted Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise. None of the Company, its Restricted Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i)                 Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares, Interest Shares and Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes in accordance with this Agreement, the Indenture and the Notes, the Interest Shares in accordance with this Agreement, the Indenture and the Notes and the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)                 Application of Takeover Protections; Rights Agreement. Except as described on Schedule 3(j), the Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Restricted Subsidiaries.

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(k)               SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system requested by the Buyers or their respective representatives. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 4(l) of this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements. The report of the Company’s independent auditors to be contained in the Company’s audited financial statements for the years ended December 31, 2012 and 2011 shall not contain disclosure raising substantial doubt about the Company’s ability to continue as a going concern.

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(l)                 Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K and any subsequent unaudited financial statements contained in a Form 10-Q, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Restricted Subsidiaries. Except as disclosed in Schedule 3(l), since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Restricted Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate. Neither the Company nor any of its Restricted Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Restricted Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Restricted Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at such Closing will not be, Insolvent (as defined below). The Company and its Restricted Subsidiaries, individually and on a consolidated basis, are not, assuming the concurrent payment of the Purchase Price, Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (I) with respect to the Company and its Restricted Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Restricted Subsidiaries’ assets is less than the amount required to pay the Company’s and its Restricted Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Restricted Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Restricted Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Restricted Subsidiary, individually, (i) the present fair saleable value of the Company’s or such Restricted Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Restricted Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Restricted Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Restricted Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Restricted Subsidiary’s remaining assets constitute unreasonably small capital.

(m)             No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Restricted Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.

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(n)               Conduct of Business; Regulatory Permits. Except as disclosed in Schedule 3(n), neither the Company nor any of its Restricted Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Restricted Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Restricted Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Restricted Subsidiaries, and neither the Company nor any of its Restricted Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in Schedule 3(n), the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as disclosed in Schedule 3(n), during the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Restricted Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Restricted Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)               Foreign Corrupt Practices. Neither the Company, the Company’s subsidiary or any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Governmental Official, for the purpose of:

(1)               (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

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(2)               assisting the Company or its subsidiary in obtaining or retaining business for or with, or directing business to, the Company or its subsidiary.

(p)               Sarbanes-Oxley Act. The Company and each Restricted Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)               Transactions With Affiliates. Except as disclosed in the SEC Documents or on Schedule 3(q), none of the officers, directors, employees or affiliates of the Company or any of its Restricted Subsidiaries is presently a party to any transaction with the Company or any of its Restricted Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company or any of its Restricted Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee, affiliate or partner.

(r)                 Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock, of which, 155,415,594 are issued and outstanding and 111,257,122 shares are reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 10,000,000 shares of preferred stock, of which 926,942 are issued and outstanding. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. 5,011,637 shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Restricted Subsidiaries. To the Company’s knowledge, as of the date hereof, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). Except as disclosed in Schedule 3(r): (i) none of the Company’s or any Restricted Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Restricted Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Restricted Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Restricted Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Restricted Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Restricted Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Restricted Subsidiaries or by which the Company or any of its Restricted Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Restricted Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Restricted Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Restricted Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Restricted Subsidiaries is or may become bound to redeem a security of the Company or any of its Restricted Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Restricted Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Restricted Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Restricted Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents.

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(s)                Indebtedness and Other Contracts. Except as disclosed on Schedule 3(s), neither the Company nor any of its Restricted Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, encumbrance, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any Governmental Entity or other self-regulatory organization or body, any other entity and a government or any department or agency thereof.

(t)                 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any Governmental Entity or other self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Restricted Subsidiaries, the Common Stock or any of the Company’s or its Restricted Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its Restricted Subsidiaries. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Restricted Subsidiaries or any current or former director or officer of the Company or any of its Restricted Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act.

(u)               Insurance. The Company and each of its Restricted Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Restricted Subsidiaries are engaged. Neither the Company nor any such Restricted Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Restricted Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

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(v)               Employee Relations. Neither the Company nor any of its Restricted Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Restricted Subsidiaries has notified the Company or any such Restricted Subsidiary that such officer intends to leave the Company or any such Restricted Subsidiary or otherwise terminate such officer’s employment with the Company or any such Restricted Subsidiary. No executive officer or other key employee of the Company or any of its Restricted Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Restricted Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Restricted Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)             Title. The Company and its Restricted Subsidiaries have good and marketable title in fee simple to all real property and have good and marketable title to all personal property owned by them which is material to the business of the Company and its Restricted Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Restricted Subsidiaries. Any real property and facilities held under lease by the Company or any of its Restricted Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Restricted Subsidiaries.

(x)               Intellectual Property Rights. The Company and its Restricted Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Restricted Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Restricted Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Restricted Subsidiaries, being threatened, against the Company or any of its Restricted Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Restricted Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

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(y)              Environmental Laws. The Company and its Restricted Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)               Restricted Subsidiary Rights. Except as set forth on Schedule 3(z), the Company or one of its Restricted Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Restricted Subsidiaries as owned by the Company or such Restricted Subsidiary.

(aa)            Tax Status. Each of the Company and its Restricted Subsidiaries (i) has timely filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Restricted Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(bb)           Internal Accounting and Disclosure Controls. Each of the Company and its Restricted Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the past two years neither the Company nor any of its Restricted Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Restricted Subsidiaries.

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(cc)            Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Restricted Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd)          Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee)            Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Restricted Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Restricted Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents, and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the 8-K Filings (as defined below) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Interest Shares or Conversion Shares, as applicable, deliverable with respect to the Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.

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(ff)             Manipulation of Price. Neither the Company nor any of its Restricted Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Restricted Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Restricted Subsidiaries.

(gg)           U.S. Real Property Holding Corporation. Neither the Company nor any of its Restricted Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Restricted Subsidiary shall so certify upon any Buyer’s request.

(hh)           Transfer Taxes. On such Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ii)               Bank Holding Company Act. Neither the Company nor any of its Restricted Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Restricted Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Restricted Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj)               Shell Company Status. The Company is not, and since March 23, 2005 has never been, an issuer identified in, or subject to, Rule 144(i) promulgated under the 1933 Act.

(kk)           Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Restricted Subsidiaries nor, to the Company's knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Restricted Subsidiaries or any other business entity or enterprise with which the Company or any Restricted Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Restricted Subsidiaries.

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(ll)            Money Laundering. The Company and its Restricted Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(mm)       Management. During the past five year period, to the knowledge of the Company, no current or former officer or director of the Company or any of its Restricted Subsidiaries has been the subject of:

(i)                 a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii)               a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)             any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)              Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)              Engaging in any type of business practice; or

(3)              Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)             any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

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(v)               a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)             a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(nn)           No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(oo)           Public Utility Holding Act. None of the Company nor any of its Restricted Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(pp)           Federal Power Act. None of the Company nor any of its Restricted Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(qq)           Ranking of Notes. Except as set forth on Schedule 3(qq), no Indebtedness of the Company, at such Closing, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(rr)              Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Restricted Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Restricted Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Restricted Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Restricted Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Restricted Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

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(ss)             Reliance. The Company acknowledges and agrees that the Placement Agent shall be a third party beneficiary of the representations and warranties contained in this Section 3 and that the Placement Agent shall be entitled to rely on such representations and warranties as of the Company made such representations and warranties directly to the Placement Agent.

4.	COVENANTS.

(a)                Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7.

(b)               Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses.

(i)                 Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the 1934 Act, the Company shall not file with the SEC any amendment to the Registration Statement that relates to the Buyer, this Agreement, the Indenture, the Notes or the transactions contemplated hereby or thereby or file with the SEC any Prospectus Supplement that relates to the Buyer, this Agreement, the Indenture, the Notes or the transactions contemplated hereby or thereby with respect to which (a) the Buyer shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Buyer or its counsel, or (c) the Buyer shall reasonably object after being so advised, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the 1933 Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Buyer, the Buyer shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Buyer and the Company shall expeditiously furnish to the Buyer an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Buyer, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered in connection with any acquisition or sale of Securities (other than the Series A Warrant Shares and the Series B Warrant Shares) by the Buyer, the Company shall not file any Prospectus Supplement with respect to the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares) without delivering or making available a copy of such Prospectus Supplement, together with the Prospectus, to the Buyer promptly.

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(ii)               The Company has not made, and agrees that unless it obtains the prior written consent of the Buyer it will not make, an offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433 promulgated under the Securities Act (an “Issuer Free Writing Prospectus”) or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act (a “Free Writing Prospectus”) required to be filed by the Company or the Buyer with the SEC or retained by the Company or the Buyer under Rule 433 under the 1933 Act. The Buyer has not made, and agrees that unless it obtains the prior written consent of the Company it will not make, an offer relating to the Securities that would constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the 1933 Act. Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Buyer or the Company is referred to in this Agreement as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(c)                Prospectus Delivery. Immediately prior to execution of this Agreement, the Company shall have delivered to the Buyer, and as soon as practicable after execution of this Agreement the Company shall file, Prospectus Supplements with respect to the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares) to be issued on the Initial Closing Date, as required under, and in conformity with, the 1933 Act, including Rule 424(b) thereunder. The Company shall provide the Buyer a reasonable opportunity to comment on a draft of each Prospectus Supplement and any Issuer Free Writing Prospectus, shall give due consideration to all such comments and, subject to the provisions of Section 4(b) hereof, shall deliver or make available to the Buyer, without charge, an electronic copy of each form of Prospectus Supplement, together with the Prospectus, and any Permitted Free Writing Prospectus on each applicable Settlement Date. The Company consents to the use of the Prospectus (and of any Prospectus Supplements thereto) in accordance with the provisions of the 1933 Act and with the securities or “blue sky” laws of the jurisdictions in which the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares) may be sold by the Buyer, in connection with the offering and sale of the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares) and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required by the 1933 Act to be delivered in connection with sales of the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares). If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Registration Statement or the Prospectus or any Permitted Free Writing Prospectus or should be set forth therein in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus or any Permitted Free Writing Prospectus to comply with the 1933 Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 4(b) above, file with the SEC an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus (or supplement to the Permitted Free Writing Prospectus) and shall expeditiously furnish or make available to the Buyer an electronic copy thereof.

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(d)               Stop Orders. The Company shall advise the Buyer promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification of the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares) for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to state a material fact required by the 1933 Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Permitted Free Writing Prospectus to comply with the 1933 Act or any other law or (iv) if at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the issuance of the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares) or any Prospectus contained therein is not available for use for any other reason. Thereafter, the Company shall promptly notify such holders when the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and/or any amendment or supplement thereto, as applicable, is effective and available for the issuance of the Securities (other than the Series A Warrant Shares and the Series B Warrant Shares). The Company shall not issue any Series B Closing Notice during the continuation of any of the foregoing events. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time. So long as any Notes remain outstanding, the Company shall use its best efforts to maintain the continuous effectiveness of the Registration Statement under the 1933 Act.

(e)                Blue Sky. If required, the Company, on or before each Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for sale to the Buyer at the applicable Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the applicable Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyer.

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(f)                Reporting Status. During the period (the “Reporting Period”) commencing on the Series A Closing Date and ending on the date on which the Buyer shall have sold all of the Securities or any capital stock of the Company issued or issuable with respect to the Conversion Shares or the Notes, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted, exercised or exchanged and shares of capital stock of a Successor Entity (as defined in the Notes) into which the shares of Common Stock are converted, exercised or exchanged (in each case, without regard to any limitations on conversion of (or other issuance pursuant to) the Notes or the Warrants) or otherwise issuable pursuant to the terms of the Notes or the Warrants (collectively, the “Covered Securities”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination..

(g)               Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, but not for the (x) except as set forth on Schedule 4(g) attached hereto, the repayment of any outstanding Indebtedness (other than in respect of the Notes) of the Company or any of its Subsidiaries or (y) redemption or repurchase of any securities of the Company or any of its Subsidiaries or (z) the settlement of any outstanding litigation.

(h)               Financial Information. The Company agrees to send the following to each holder of Notes (an “Investor”) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(i)                 Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Covered Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Covered Securities from time to time issuable under the terms of the Transaction Documents on a national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or designation for quotation (as the case may be) on one of the Principal Market, The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(i).

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(j)                 Fees. The Company shall reimburse Capital Ventures International (“CVI”) for all reasonable costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees and disbursements of Greenberg Traurig, LLP, any other reasonable fees and expenses in connection with the structuring, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Expense Amount”) and shall be withheld by CVI from its Purchase Price at any Closing or paid by the Company upon termination of this Agreement on demand by Capital Ventures and/or Greenberg Traurig, LLP so long as such termination did not occur as a result of a material breach by CVI of any of its obligations hereunder (as the case may be), less $20,000 which was previously advanced to CVI by the Company. Subject to the limitation set forth in the immediately preceding sentence, if the amount so withheld at any Closing by CVI was less than the Expense Amount actually incurred by CVI and/or Greenberg Traurig, LLP, as applicable, in connection with the transactions contemplated by the Transaction Documents and entitled to reimbursement from the Company in accordance herewith or any other Transaction Document, the Company shall promptly reimburse CVI and/or Greenberg Traurig, LLP, as applicable, on demand for such Expense Amount not so reimbursed by the Company on the date hereof or through such withholding at a Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, the fees and expenses of the Trustee (including any legal counsel to the Trustee), DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to each Buyer.

(k)               Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

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(l)                 Disclosure of Transactions and Other Material Information. file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the Indenture, the forms of Supplemental Indentures, the forms of the Warrants and the forms of the Notes) (including all attachments, the “Series A 8-K Filing”).From and after the filing of the Series A 8-K Filing (but prior to the delivery of a Ser, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. file a Current Report on Form 8-Kthe “Series B 8-K Filing”, and together with the Series A 8-K Filing, the “8-K Filings”) reasonably acceptable to and attaching such Series B Closing Notice and all material Transaction Documents with respect to such Series B Closing (to the extent not previously included in a filing with the SEC)From and after the filing of Series B 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. Except with respect to the delivery of the Series B Closing Notice in accordance with Section 1(b)(ii), the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the Series A 8-K Filing without the express prior written consent of such Buyer. The Company understands and confirms that each Buyer shall be relying on the foregoing covenant and agreement in effecting transactions in securities of the Company, and based on such covenant and agreement, unless otherwise expressly agreed in writing by such Buyer: (i) such Buyer does not have any obligation of confidentiality with respect to any information that the Company provides to such Buyer; and (ii) such Buyer shall not be deemed to be in breach of any duty to the Company and/or to have misappropriated any non-public information of the Company, if such Buyer engages in transactions of securities of the Company, including, without limitation, any hedging transactions, short sales and/or any derivative transactions based on securities of the Company while in possession of such material non-public information. In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in the Transaction Documents by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise.

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(m)             Additional Registration Statements. Until the four month anniversary of the Series A Closing Date (the “Applicable Date”), the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Securities (other than any registration statement on Form S-8 or any successor form thereto or a resale registration statement on Form S-3 registering any Excluded Securities (as defined in the Warrants) or the Senior Unsecured Notes Registration Statement).

(n)               Additional Issuance of Securities. During the period commencing on the date hereof and ending on the later of (x) the date no Notes remain outstanding and (y) the Series B Closing Expiration Date, the Company will not, without the prior written consent of Buyers holding a majority in aggregate principal amount of the Notes then outstanding, issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes. The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the Applicable Date (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined below), any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 4(n) shall not apply in respect of any Excluded Securities.

(o)               Reservation of Shares. During the period commencing on the Series A Closing Date and ending on the later of (x) the date no Notes remain outstanding and (y) the Series B Closing Expiration Date, the Company shall take all actions reasonably necessary (including, without limitation increasing any such reserve, as necessary, prior to the consummation of any Subsequent Placement (as defined below) to at all times have authorized, and reserved for the purpose of issuance, no less than (x) if prior to the Stockholder Approval Date, (i) 30,000,000 shares of Common Stock issuable as Conversion Shares or Interest Shares or (ii) if on or after the Stockholder Approval Date, the sum of (i) 125% of the maximum number of Conversion Shares issuable upon conversion of the Notes (determined without taking into account any limitations on the conversion of the Notes set forth therein and assuming that the Notes are convertible at the Series A Conversion Price (as defined in the Series A Notes) or the Series B Conversion Price (as defined in the Series A Notes), as applicable, and all Series B Notes issuable hereunder have been issued), (ii) 125% of the maximum number of Interest Shares issuable pursuant to the terms of the Notes from the Series A Closing Date through the maturity date of the Series B Notes (determined without taking into account any limitations on the conversion of the Notes set forth therein and assuming that all Series B Notes issuable hereunder have been issued) and (iii) the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein).

(p)               Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

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(q)               Variable Securities. During the period commencing on the date hereof and ending on the later of (x) the date less than $1 million in aggregate principal amount of Notes remain outstanding and (y) the Series B Closing Expiration Date, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages

(r)                 Qualification Under Trust Indenture Act. Prior to any issuance of Notes hereunder, the Company shall qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”) and enter into any necessary supplemental indentures in connection therewith and, so long as the Notes remain outstanding, the Indenture shall be maintained in compliance with the TIA.

(s)                Stockholder Approval. The Company shall provide each stockholder entitled to vote at either (x) the next annual meeting of stockholders of the Company or (y) a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than June 26, 2013 (the “Stockholder Meeting Deadline”), a proxy statement, substantially in a form which shall have been previously reviewed by Greenberg Traurig LLP, at the expense of the Company but in any event such expense not to exceed $10,000 without the prior written approval of the Company; soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the Company's (x) issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market and (y) unless approved by the stockholders of the Company prior to such date, a reverse stock split of the Common Stock of the Company of at least one (1) share of Common Stock for every five (5) shares of Common Stock (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held once in each of the three subsequent calendar quarters thereafter until such Stockholder Approval is obtained. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained.

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(t)                 Dilutive Issuances. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Notes or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market.

(u)               Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(v)               Restriction on Redemption and Cash Dividends. During the period commencing on the date hereof and ending on the later of (x) the date no Notes remain outstanding and (y) the Series B Closing Expiration Date, the Company shall not, directly or indirectly, redeem, or pay any cash dividend or distribution on, any capital stock of the Company without the prior express written consent of the Buyers (other than Permitted Distributions (as defined in the Notes)).

(w)             Corporate Existence. So long as any Buyer owns any Notes or Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(x)             Conversion and Exercise Procedures. Each of the form of Exercise Notice included in the Warrants and the form of Conversion Notice included in the Notes set forth the totality of the procedures required of the Buyers in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Buyers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver the Conversion Shares, Interest Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Notes and Warrants.

(y)               New PE Holdco Equity. During the period commencing on the date hereof and ending on the later of (x) the date no Notes remain outstanding and (y) the Series B Closing Expiration Date, the Company shall not acquire any additional securities or membership interest units of New PE Holdco LLC, a Delaware limited liability company (“New PE Holdco”), in one or more transactions, except as otherwise contemplated in the Notes.

(z)                Senior Unsecured Note Restrictions. Until the Stockholder Approval Date, the Company shall not pay any dividends or other amounts due and payable or issuable under the Senior Unsecured Notes (as defined in the Notes) or any Options or Convertible Securities issued to the holders of Senior Unsecured Notes in shares of Common Stock.

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(aa)            Closing Documents. On or prior to fourteen (14) calendar days after each Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Greenberg Traurig, LLP executed copies of the Transaction Documents, Securities and other document required to be delivered to any party pursuant to Section 7 hereof.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)                Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes, the number of Interest Shares issuable with respect to the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)               Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent in the form previously provided to the Company (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Interest Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or other issuance pursuant to the terms of the Notes or the exercise of the Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent with respect to the Shares, and that the Shares shall otherwise be freely transferable on the books and records of the Company. If a Buyer effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and, with respect to the Shares, shall also promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent to the extent required or requested by the Transfer Agent. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinion shall be borne by the Company.

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(c)                Legends. Certificates and any other instruments evidencing the Securities shall not bear any restrictive or other legend.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a)                The obligation of the Company hereunder to issue and sell the Series A Notes and the related Series A Warrants and Series B Warrants to each Buyer at the Series A Closing is subject to the satisfaction, at or before the Series A Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)                 Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)               Such Buyer and each other Buyer shall have delivered to the Company the Series A Purchase Price (less any amounts permitted to be withheld by such Buyer pursuant to Section 4(j)) for the Series A Note and the related Series A Warrants and Series B Warrants being purchased by such Buyer at such Series A Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)             The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Series A Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Series A Closing Date.

(b)               The obligation of the Company hereunder to issue and sell the Series B Notes to each Buyer at the Series B Closing is subject to the satisfaction, at or before the Series B Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)                 Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)               Such Buyer shall have delivered to the Company the Series B Purchase Price (less any amounts permitted to be withheld by such Buyer pursuant to Section 4(j)) for the Series B Note being purchased by such Buyer at such Series B Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)             The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Series B Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Series B Closing Date.

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(iv)             The Stockholder Approval has been obtained.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a)                The obligation of each Buyer hereunder to purchase its Series A Note and its related Series A Warrants and Series B Warrants at the Series A Closing is subject to the satisfaction, at or before the Series A Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)                The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Series A Note (in such original principal amount as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers) and the related (x) Series A Warrants (initially for such aggregate number of shares of Series A Warrant Shares as is set forth across from such Buyer’s name in column (5) of the Schedule of Buyers) being purchased by such Buyer at such Series A Closing pursuant to this Agreement and (y) and the related Series B Warrants initially for such aggregate number of shares of Series B Warrant Shares as is set forth across from such Buyer’s name in column (6) of the Schedule of Buyers) being purchased by such Buyer at such Series A Closing pursuant to this Agreement.

(ii)              Such Buyer shall have received the opinion of Troutman Sanders LLP, the Company’s counsel, dated as of the Series A Closing Date, in the form acceptable to such Buyer (which opinion may be addressed to all of the Buyers and the Placement Agent).

(iii)             The Trustee shall have duly executed and delivered to the Company and such Buyer the Indenture and the Series A Supplemental Indenture. The Indenture and the Series A Supplemental Indenture shall be qualified under the TIA.

(iv)             The Company shall have duly executed and delivered to such Buyer the FCPA questionnaire, in the form acceptable to such Buyer.

(v)              The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(vi)             The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Series A Closing Date.

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(vii)           The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within ten (10) days of the Series A Closing Date.

(viii)          The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Series A Closing Date.

(ix)             Each Subsidiary shall have delivered to such Buyer a certified copy of its certificate of incorporation as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within thirty (30) days of the Series A Closing Date.

(x)              The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Series A Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Series A Closing.

(xi)             Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality or Material Adverse Effect which shall be true and correct in all respects) as of the date when made and as of the Series A Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Series A Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of such Series A Closing Date, certifying that that Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Series A Closing Date and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(xii)           The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the date immediately prior to the Series A Closing Date.

(xiii)          The Common Stock (I) shall be designated for quotation or listed (as applicable) on an Eligible Market and (II) shall not have been suspended, as of the Series A Closing Date, by the SEC or the Eligible Market from trading on the Eligible Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Series A Closing Date (other than a failure of the Company to meet the minimum bid price requirement as required by the Principal Market), either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements of the Principal Market.

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(xiv)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(xv)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xvi)         Since the date of execution of this Agreement, no event or series of events shall have occurred that have or would reasonably be expected to result in a Material Adverse Effect.

(xvii)         The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Series A Conversion Shares and Interest Shares issuable pursuant to the Series A Notes.

(xviii)       Such Buyer shall have received a letter on the letterhead of the Company, duly executed by an officer of the Company, setting forth the wire instructions of the Company.

(xix)          From the date hereof to the Series A Closing Date, (i) trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Series A Closing), and, (ii) at any time prior to the Series A Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Buyer, makes it impracticable or inadvisable to purchase the Securities at the Series A Closing

(xx)            The Registration Statement shall be effective and available for the issuance and sale of the Securities to be issued at the Series A Closing hereunder and pursuant to the terms of the Series A Notes and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(xxi)           The holders of the Senior Unsecured Notes shall have duly executed and delivered the amendments to the Senior Unsecured Notes and related agreements, in the form attached hereto as Exhibit C-1 (collectively, the “Senior Unsecured Notes Amendment”).

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(xxii)          That certain promissory note issued by the Company to Neil Koehler with an $750,000 aggregate principal amount shall have been amended to extend the maturity date thereof to March 31, 2014, in form and substance reasonably satisfactory to the Buyers (such amendment, the “Koehler Amendment”).

(xxiii)         The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(b)               The obligation of each Buyer hereunder to purchase its Series B Note at the Series B Closing is subject to the satisfaction, at or before the Series B Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)              The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Series B Note (in such original principal amount as is set forth across from such Buyer’s name in column (4) of the Schedule of Buyers) being purchased by such Buyer at such Series B Closing pursuant to this Agreement.

(ii)             Such Buyer shall have received the opinion of Troutman Sanders LLP, the Company’s counsel, dated as of the Series B Closing Date, in the form acceptable to such Buyer.

(iii)            The Trustee shall have duly executed and delivered to the Company and such Buyer the Series B Supplemental Indenture. The Indenture and the Series B Supplemental Indenture shall be qualified under the TIA.

(iv)            The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(v)             The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Series B Closing Date.

(vi)            The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within ten (10) days of the Series B Closing Date.

(vii)           The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Series B Closing Date.

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(viii)         Each Subsidiary shall have delivered to such Buyer a certified copy of its certificate of incorporation as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within ten (10) days of the Series B Closing Date.

(ix)            The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of such Series B Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at such Series A Closing.

(x)             Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality or Material Adverse Effect which shall be true and correct in all respects) as of the date when made and as of the Series B Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Series B Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Series B Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(xi)            The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the date immediately prior to the Series B Closing Date.

(xii)           The Common Stock (I) shall be designated for quotation or listed (as applicable) on the Principal Market and (II) shall not have been suspended, as of the Series B Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Series B Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements of the Principal Market.

(xiii)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market.

(xiv)          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

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(xv)          Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xvi)         The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Covered Securities.

(xvii)         Such Buyer shall have received a letter on the letterhead of the Company, duly executed by an officer of the Company, setting forth the wire instructions of the Company.

(xviii)       The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(xix)          All of the Conversion Shares issued and issuable upon conversion of the Notes (assuming the conversion in full of such Notes on or prior to the Series B Closing Eligibility Date and a conversion price of the Series B Notes calculated as if the Notes were issued on the Series B Closing Date) may be completed by the Company without violating the rules and regulations of the Principal Market.

(xx)           The Stockholder Approval shall have been obtained.

(xxi)          The quotient of (x) the sum of the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on each Trading Day over the fifteen (15) consecutive Trading Day period ending on the Trading Day immediately preceding the Series B Closing Date, divided by (y) fifteen (15) is not less than $500,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions) (the “Series B Closing Volume Condition”).

(xxii)         The volume-weighted average of the VWAP (as defined in the Notes) of the Common Stock during the fifteen (15) consecutive Trading Day period ending on the Trading Day immediately preceding the Series B Closing Date exceeds $0.20 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions) (the “Base Price”); provided, however, that in the event the Company effects a reverse stock split between the date hereof and the Series B Closing Date, the Base Price shall be replaced with $0.15 (as adjusted by such reverse stock split) (the “Series B Closing Price Condition”).

(xxiii)        There has been no Equity Conditions Failure (as defined in the Series A Notes).

(xxiv)        From the date hereof to the Series B Closing Date, (i) trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Series B Closing), and, (ii) at any time prior to the Series B Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Buyer, makes it impracticable or inadvisable to purchase the Securities at the Series B Closing.

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(xxv)         The Registration Statement shall be effective and available for the issuance and sale of the Securities to be issued at the Series B Closing hereunder and pursuant to the terms of the Series B Notes and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(xxvi)        The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Series A Closing shall not have occurred within five (5) days of the date hereof, then each Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Notes shall be applicable only to the Buyer providing such written notice; provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(j) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a)                Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(b)               Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)                Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)               Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

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(e)                Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). Other than the Transaction Documents, the Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement or the other Transaction Documents, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (ii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (i) on or prior to the earlier of (x) the Series B Closing Date and (y) the Series B Closing Expiration Date, each Buyer entitled to purchase Notes and/or Warrants at a Closing hereunder and (ii) thereafter, holders of two-thirds (2/3rds) of the Securities (excluding any Securities held by the Company or any of its Subsidiaries) issued or issuable hereunder or pursuant to the Notes and/or the Warrants (as if such Notes and/or Warrants were voluntarily converted or exercised, as applicable, by each such holder thereof, in full, immediately prior to such date of determination).

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(f)                Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be

If to the Company:

Pacific Ethanol, Inc.
400 Capitol Mall
Suite 2060
Sacramento, CA 95814
Telephone: (916) 403-2123
Facsimile: (916) 403-3937
Attention: Chief Executive Officer

With a copy (for informational purposes only) to:

Pacific Ethanol, Inc.
400 Capitol Mall
Suite 2060
Sacramento, CA 95814
Telephone: (916) 403-2130
Facsimile: (916) 403-2785
Attention: General Counsel

Troutman Sanders LLP
5 Park Plaza, Suite 1400
Irvine, CA 92614-2545
Telephone: (949) 622-2710
Facsimile: (949) 622-2739
Attention: Larry A. Cerutti, Esq.

If to the Transfer Agent:

American Stock Transfer & Trust Company

6201 15th Avenue, 2nd Floor

Brooklyn, New York 11219

Telephone: (718) 921-8360
Facsimile: (718) 921-8310
Attention: Marianela Patterson

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If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, with a copy (for informational purposes only) to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, NY 10166
Telephone: (212) 801-9200
Facsimile: (212) 805-9222
Attention: Michael A. Adelstein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Greenberg Traurig, LLP shall only be provided copies of notices sent to CVI. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants) or a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). Provided a Buyer provides the Company with written notice thereof, a Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)               No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i)                 Survival. The representations, warranties, agreements and covenants shall survive each Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)                 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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(k)               Indemnification.

(i)                 In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents, (c) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission or otherwise contained in any Free Writing Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (e) any violation of United States federal or state securities laws or the rules and regulations of the Principal Market or any Eligible Market in connection with the transactions contemplated by this Agreement, the Warrants, the Indenture and the Notes by the Company or any of its Subsidiaries, affiliates, officers, directors or employees or (f) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure properly made by such Buyer pursuant to Section 4(l), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

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(ii)               Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)             The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)             The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

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(l)                 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(m)             Remedies. Each Buyer and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)               Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

(o)               Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

45

(p)               Maximum Payments. Nothing contained in any of the Indentures, any Supplemental Indenture or any of the Notes shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under any of the Notes exceeds the maximum permitted by such law, such rate and such charges, to the extent applicable, shall be automatically reduced to the maximum rate and charges, as applicable, permitted by applicable law, without further action by the parties hereto, and any payments or amounts actually received by the holder thereof in excess of such maximum shall be refunded to the Company, which refund may be accomplished, at the option of the Company, by credit against amounts owed by the Company to such holder or by actual return to the Company by such holder.

(q)               Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

[signature pages follow]

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: PACIFIC ETHANOL, INC.

By:	/s/ Bryon T. McGregor
Name: Bryon T. McGregor
Title: Chief Financial Officer

47

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER: CRANSHIRE CAPITAL MASTERFUND. LTD.

By:
Name:
Title:

48

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER: HUDSON BAY MASTER FUND LTD.

By:
Name:
Title:

49

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER: KINGSBROOK OPPORTUNITIES MASTER FUND LP

By:
Name:
Title:

50

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER: IROQUOIS MASTER FUND LTD.

By:
Name:
Title:

51

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:
CAPITAL VENTURES INTERNATIONAL By: _____________________________ Name: Title:

52

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(7)

Buyer	Address and Facsimile Number	Original Principal Amount of Series A Notes	Original Principal Amount of Series B Notes	Aggregate Number of Series A Warrant Shares	Aggregate Number of Series B Warrant Shares	Series A Purchase Price	Series B Purchase Price	Legal Representative’s Address and Facsimile Number

Capital Ventures International	c/o Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111 Attn: Martin Kobinger, Investment Manager Facsimile: 415-403-6525 Telephone: 415-403-6500 Residence: Cayman Islands	$3,750,000.00	$5,000,000.00	7,391,250	9,855,000	$3,750,000.00	$5,000,000.00	Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, NY 10166 Telephone: (212) 801-9200 Facsimile: (212) 805-9222 Attn: Michael A. Adelstein, Esq.
Hudson Bay Master Fund Ltd.	777 Third Avenue, 30th Floor New York, NY 10017 Tel: 212-571-1244 Fax: 212-571-1325 Attn: Yoav Roth/George Antonopoulos	$1,350,000.00	$1,800,000.00	2,660,850	3,547,800	$1,350,000.00	$1,800,000.00
Kingsbrook Opportunities Master Fund LP	c/o Kingsbrook Partners LP 689 Fifth Avenue, 12th Floor New York, NY 10022 Attention: Ari Storch/Adam Chill fax: 212-600-8290 investments@kingsbrookpartners.com	$429,000.00	$571,000.00	845,559	1,127,412	$429,000.00	$571,000.00
Iroquois Master Fund Ltd.	Iroquois Master Fund Ltd 641 Lexington Avenue, 26th Floor New York, NY 10022 Fax. 212 207 3452	$257,000.00	$343,000.00	506,547	675,396	$257,000.00	$343,000.00
Cranshire Capital Master Fund, Ltd.	c/o Cranshire Capital Advisors, LLC 3100 Dundee Road, Suite 703 Northbrook, IL 60062 Fax 847-562-9031	$214,000.00	$286,000.00	421,794	562,392	$214,000.00	$286,000.00

53

SCHEDULE 3(j)
to Securities Purchase Agreement

Application of Takeover Protections; Rights Agreement

The board of directors of the Company is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of Preferred Stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions thereof.

54

SCHEDULE 3(l)
to Securities Purchase Agreement

Absence of Certain Changes

1.	The Company declared and paid $0.3 million in dividends on our our Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”) for each of the three months ended March 31, 2012, the three months ended June 30, 2012, the three months ended September 30, 2012 and the three months ended December 31, 2012.

2.	In August 2012, the Company issued an aggregate of 2,359,652 shares of Common Stock to the holders of its Series B Preferred Stock in payment of 10% of the total amount of accrued and unpaid dividends owed to such holders and in consideration of each of the holders forbearing from exercising such holder’s rights, if any, with respect to the payment of the then remaining accrued and unpaid dividends until January 1, 2014, subject to certain exceptions.

3.	In December 2012, the Company issued an aggregate of 2,168,708 shares of Common Stock to the holders of its Series B Preferred Stock in payment of 10% of the total amount of accrued and unpaid dividends owed to such holders and in consideration of each of the holders forbearing from exercising such holder’s rights, if any, with respect to the payment of the then remaining accrued and unpaid dividends until January 1, 2014.

4.	The Company entered into a letter agreement with the holders of the Company’s Series B Preferred Stock on March 27, 2013, pursuant to which the Company will agree to issue an aggregate of 2,089,977 shares of the Company’s common stock in settlement of an aggregate of $731,492 of the accrued and unpaid dividends owed to the holders of the Company’s Series B Preferred Stock.

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SCHEDULE 3(n)
to Securities Purchase Agreement

Conduct of Business; Regulatory Permits

1.	The Company is in arrears in the payment of dividends prescribed by the Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock in the amount of approximately $5,852,000 as of December 31, 2012.

2.	The Company received a letter from The NASDAQ Stock Market on June 6, 2012, indicating that the bid price of the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing. The Company was provided an initial period of 180 calendar days, or until December 3, 2012, in which to regain compliance. The Company was then provided an additional period of 180 calendar days, or until June 3, 2013, in which to regain compliance.

3.	The Company received a letter from The NASDAQ Stock Market on June 30, 2010, indicating that the bid price of the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing. The Company was provided an initial period of 180 calendar days, or until December 27, 2010, in which to regain compliance. The Company was then provided an additional period of 180 calendar days, or until June 27, 2011, in which to regain compliance. The Company subsequently regained compliance by notification of the NASDAQ Stock Market on June 22, 2011.

56

SCHEDULE 3(q)
to Securities Purchase Agreement

Transactions with Affiliates

1.	On March 30, 2009, we entered into an unsecured promissory note in favor of Mr. Koehler. The promissory note was for the principal amount of $1,000,000. Interest on the unpaid principal amount of the promissory note accrues at a rate per annum of 8.00%. As of December 31, 2012, we had paid all accrued interest under the promissory note. As of December 31, 2012, the remaining principal amount of $750,000 was due and payable on the extended maturity date of March 31, 2013. On February 7, 2013, the maturity date was further extended to March 31, 2014.

2.	The Company has issued shares of its Series B Preferred Stock to certain related parties.

3.	The Company entered into a letter agreement with the holders of the Company’s Series B Preferred Stock on March 27, 2013, pursuant to which the Company will agree to issue an aggregate of 2,089,977 shares of the Company’s common stock in settlement of an aggregate of $731,492 of the accrued and unpaid dividends owed to the holders of the Company’s Series B Preferred Stock.

4.	The Company is party to Executive Employment Agreements with each of Neil M. Koehler, Bryon T. McGregor, Christopher W. Wright and Michael Kandris.

57

SCHEDULE 3(r)
to Securities Purchase Agreement

Equity Capitalization

1.	See Schedule 3(s) for documents evidencing Indebtedness.

2.	The Company has outstanding warrants to purchase 96,951,554 shares of Common Stock and outstanding options to purchase 194,774 shares of Common Stock. In addition, the Company has the option of paying interest payments due under the Senior Unsecured Notes in shares of Common Stock; the Company currently has 7,369,714 shares reserved for these payments.

3.	The Company’s obligation to issue the Securities.

4.	The Registration Rights Agreement dated as of March 27, 2008 by and between Pacific Ethanol, Inc. and Lyles United, LLC.

5.	The Registration Rights Agreement, dated January 11, 2013, by and among the Company and certain investors.

6.	Certificate Of Designations, Powers, Preferences And Rights of the Series B Cumulative Convertible Preferred Stock provides for preemptive rights and weighted-average anti-dilution protection.

7.	The holders of certain warrants issued pursuant to a Securities Purchase Agreement, dated December 8, 2011, are entitled to participation rights. Further, these warrants provide for weighted-average anti-dilution protection.

8.	Certain warrants issued pursuant to a Securities Purchase Agreement, dated December 19, 2012, provide for weighted-average anti-dilution protection.

9.	Certain warrants issued in June 2012 in a Confidentially Marketed Public Offering provide for weighted-average anti-dilution protection

10.	Financing statements filed with respect to Permitted Liens, including the following:

a.	UCC Financing Statement filed for the benefit of Wachovia Capital Finance Corproation (Western) with the Secretary of State of Oregon (Initial Filing No. 8038326).

b.	UCC Financing Statement filed for the benefit of Agricredit Acceptance LLC with the Secretary of State of California (Initial Filing No. 20087174034983).

58

SCHEDULE 3(s)
to Securities Purchase Agreement

Indebtedness and Other Contracts

1.	Senor Unsecured Notes (as defined in the Notes).

2.	Loan and Security Agreement between Kinergy Marketing LLC as Borrower and Wells Fargo Capital Finance, LLC, as amended. The Loan and Security Agreement is a revolving credit facility whereunder the Company’s borrowing capacity is capped at $30,000,000 with an accordion for an additional $10,000,000.

3.	Promissory Note in the initial principal amount of $1,000,000 dated March 29, 2009 in favor of Neil M. Koehler, as amended. $750,000 in principal remains outstanding under this Note.

4.	Agricredit Acceptance LLC Lease Agreement between Pacific Ag. Products LLC and Kirby Manufacturing, Inc. dated September 17, 2008. The Company’s current liability under the lease is approximately $22,000.

5.	Accrued and unpaid dividends on the Company’s Series B Preferred Stock

59

SCHEDULE 3(z)
to Securities Purchase Agreement

Restricted Subsidiary Rights

The Company is limited to the amount of dividends it may receive from its wholly-owned subsidiary, Kinergy Marketing LLC, under the terms of the Loan and Security Agreement between Kinergy Marketing LLC and Wells Fargo Capital Finance, LLC.

60

SCHEDULE 3(qq)
to Securities Purchase Agreement

Ranking of Notes

The Senior Unsecured Notes are senior to the Notes. The Notes rank pari passu with all Other Notes and the Permitted Indebtedness (as defined in the Notes) described in clause (vi) of Section 28(hh) of the Notes.

61

SCHEDULE 4(g)
to Securities Purchase Agreement

Use of Proceeds

Certain of the Company’s Subsidiaries are party to a credit facility that was amended and restated on October 29, 2012 and provides for a revolving credit facility of up to $40.0 million (“Revolving Loan”), a term loan of $25.0 million, and a term loan of $26.3 million. Under these credit facilities, $6.7 million of the combined revolving loans and term loans has a maturity date of June 25, 2013 (“June Indebtedness”).

The Company intends to use (i) $2.1 million of the proceeds from the Series A Closing to purchase $2.6 million the June Indebtedness and limited liability company interests of New PE Holdco, LLC held by the holders of the June Indebtedness being purchased, and (ii) $3.5 million of the proceeds from the Series A Closing to purchase approximately $3.5 million of the Revolving Loan from the existing lenders. Any remaining net proceeds from the Series A Closing will be used as specified in the Senior Unsecured Notes (as defined in the Notes).

The Company intends to use (i) up to $4.0 million of the proceeds from the Series B Closing to purchase the remaining $4.0 million of June Indebtedness and limited liability company interests of New PE Holdco held by the holders of the June Indebtedness being purchased and, (ii) $2.0 million of the proceeds from the Series B Closing to fund a reserve to service subordinated debt obligations and (iii) the remainder of the net proceeds from the Series B Note Offering to repay the Senior Unsecured Notes and/or Revolving Loans.

62